Exhibit 99.1


                 LTX Announces First Quarter Results


   NORWOOD, Mass.--(BUSINESS WIRE)--Nov. 20, 2007--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its 2008 first fiscal quarter ended October 31, 2007.

   Sales for the quarter were $29,635,000, down 2% from the prior quarter. Net loss for the quarter was $(224,000), or $0.00 per share on a GAAP basis. Excluding a one-time benefit of $3,251,000 from the reversal of a tax reserve, the net loss for the quarter was $(3,475,000), or $(0.06) per share on a non-GAAP basis. Prior quarter sales for the 2007 fourth fiscal quarter were $30,114,000, and the net loss was $(4,185,000), or $(0.07) per share on a GAAP basis. Incoming orders for the 2008 first fiscal quarter were $30 million.

   Dave Tacelli, chief executive officer and president, commented, "Our first quarter results met our revenue guidance and the business model performed better than expected primarily due to improved gross margins and tight cost controls. In addition, we continue to expand our addressable market and we expect this will lead to substantial revenue growth in calendar 2008."

   Accomplishments for our first fiscal quarter were the following:

   -- Won a significant decision inside our largest customer, providing us with an opportunity to expand our share into this customers' high performance analog division.

   -- Won a next generation RF decision for a major division of a European IDM.

   -- Established a direct sales and support office in Shanghai, a growing and important market for LTX, especially for low cost RF, mixed signal and power devices.

   -- Completed the next step in our infrastructure reorganization by moving our Silicon Valley R&D center from San Jose to Milpitas, which will save over $1 million annually.

   -- Paid off the final installment of the $150 million convertible debt leaving the company with $20 million of bank debt - our lowest debt level in over five years.

   SECOND QUARTER FISCAL 2008 OUTLOOK

   For the quarter ending January 31, 2008, revenue is expected to be in the range of $28 million to $32 million, with gross margin of approximately 47.5%. The loss per share is projected to be in the range of $(0.04) to $(0.07), assuming 62.5 million shares outstanding.

   The Company will conduct a conference call today, November 20, 2007, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through December 19, 2007 via telephone by dialing 888-286-8010, passcode 12766938 or by visiting our web site at www.ltx.com.

   "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

   ABOUT LTX

   LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

   LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

   All other trademarks are the property of their respective owners.

   www.ltx.com




                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                 October 31,  July 31,
                                                    2007        2007
                                                 -----------  --------
 ASSETS
 Current assets:
  Cash and Cash equivalents                        $  32,156  $ 63,302
  Marketable Securities                               29,498    35,236
  Accounts receivable - trade                         27,113    22,479
  Accounts receivable - other                          1,507     1,475
  Inventories                                         25,856    27,102
  Prepaid expense and other current assets             4,015     3,783
                                                 -----------  --------

   Total current assets                              120,145   153,377

 Property and equipment, net                          32,721    32,483
 Goodwill                                             14,762    14,762
 Other assets                                            521       500
                                                 -----------  --------
                                                   $ 168,149  $201,122
                                                 ===========  ========



 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt                $   3,001  $ 29,322
  Accounts payable                                    14,641    15,334
  Deferred revenues and customer advances              1,779     1,838
  Other accrued expenses                              13,193    19,605
                                                 -----------  --------


   Total current liabilities                          32,614    66,098
                                                 -----------  --------


 Long-term debt, less current portion                 17,000    17,900
 Long-term liability other                             4,465     4,016
 Stockholders' equity                                114,070   113,108
                                                 -----------  --------


                                                   $ 168,149  $201,122
                                                 ===========  ========




                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

            (In thousands, except earnings per share data)



                                                       Three Months
                                                          Ended
                                                       October 31,
                                                    ------------------
                                                      2007      2006
                                                    --------  --------

   Net sales                                        $29,635   $49,840

   Cost of sales (includes stock-based compensation
    expense of $26 for Q1 FY08; $22 for Q1 FY07)     15,179    24,704
                                                    --------  --------

      Gross Margin                                   14,456    25,136

   Engineering and product development expenses
    (includes stock-based compensation expense of
    $280 for Q1 FY08; $228 for Q1 FY07)              11,636    12,933


   Selling, general and administrative expenses
    (includes stock-based compensation expense of
    $666 for Q1 FY08; $691 for Q1 FY07)               6,511     7,065
                                                    --------  --------

      Income (loss) from operations                  (3,691)    5,138

   Interest income (expense), net                       216      (548)
                                                    --------  --------

      Net income (loss) before taxes                 (3,475)    4,590

   Provision (benefit) for taxes                     (3,251)        -
                                                    --------  --------

      Net income (loss)                             $  (224)  $ 4,590
                                                    ========  ========

   Net income (loss) per share
   Basic                                              (0.00)     0.07
   Diluted                                            (0.00)     0.07


   Weighted average shares:
   Basic                                             62,469    62,019
   Diluted                                           62,469    62,445



    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com